Exhibit 3.2

AMENDED AND RESTATED
BYE-LAWS
OF
HAMILTON INSURANCE GROUP, LTD.

Adopted on [•]

TABLE OF CONTENTS

1.	DEFINITIONS	1

2.	POWER TO ISSUE SHARES	7

3.	POWER OF THE COMPANY TO PURCHASE ITS SHARES	8

4.	RIGHTS ATTACHING TO SHARES	8

5.	LIMITATION ON VOTING RIGHTS AND ADJUSTMENT OF VOTING POWER	10

6.	CALL ON SHARES	12

7.	SHARE CERTIFICATES	12

8.	FRACTIONAL SHARES	13

9.	REGISTER OF MEMBERS	13

10.	REGISTERED HOLDER ABSOLUTE OWNER	14

11.	TRANSFER OF REGISTERED SHARES	14

12	RESTRICTIONS ON TRANSFERS	15

13.	TRANSMISSION OF REGISTERED SHARES	15

14.	POWER TO ALTER CAPITAL	15

15.	VARIATION OF RIGHTS ATTACHING TO SHARES	16

16.	DIVIDENDS AND OTHER PAYMENTS	16

17.	POWER TO SET ASIDE PROFITS	17

18.	METHOD OF PAYMENT	17

19.	UNCLAIMED DIVIDENDS	17

20.	UNDELIVERED PAYMENTS	17

21.	CAPITALISATION	17

22.	ANNUAL GENERAL MEETINGS	18

23.	SPECIAL GENERAL MEETINGS	19

24.	REQUISITIONED GENERAL MEETINGS	20

25.	NOTICE	20

26.	GIVING NOTICE AND ACCESS	20

27.	POSTPONEMENT OF GENERAL MEETING	21

28.	ELECTRONIC PARTICIPATION IN MEETINGS	21

29.	QUORUM AT GENERAL MEETINGS	21

30.	CHAIRPERSON TO PRESIDE AT GENERAL MEETINGS	21

31.	VOTING ON RESOLUTIONS	22

32.	POWER TO DEMAND A VOTE ON A POLL	22

33.	VOTING BY JOINT HOLDERS OF SHARES	23

34.	INSTRUMENT OF PROXY	23

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35.	REPRESENTATION OF MEMBER	24

36.	ADJOURNMENT OF GENERAL MEETING	24

37.	WRITTEN RESOLUTIONS	24

38.	DIRECTORS' ATTENDANCE AT GENERAL MEETINGS	25

39.	NUMBER OF DIRECTORS	25

40.	ELECTION OF DIRECTORS	25

41.	TERM OF OFFICE OF DIRECTORS	26

42.	DEFECTS IN APPOINTMENT OF DIRECTORS	26

43.	ALTERNATE DIRECTORS	27

44.	REMOVAL OF DIRECTORS	28

45.	VACANCY IN THE OFFICE OF DIRECTOR	28

46.	REMUNERATION OF DIRECTORS	29

47.	DIRECTORS TO MANAGE BUSINESS	29

48.	POWERS OF THE BOARD OF DIRECTORS	29

49.	REGISTER OF DIRECTORS AND OFFICERS	30

50.	APPOINTMENT OF OFFICERS	31

51.	APPOINTMENT OF SECRETARY AND RESIDENT REPRESENTATIVE	31

52.	DUTIES OF OFFICERS	31

53.	DUTIES OF THE SECRETARY	31

54.	REMUNERATION OF OFFICERS	31

55.	CONFLICTS OF INTEREST	31

56.	INDEMNIFICATION AND EXCULPATION OF DIRECTORS AND OFFICERS	31

57.	BOARD MEETINGS	33

58.	NOTICE OF BOARD MEETINGS	33

59.	ELECTRONIC PARTICIPATION IN MEETINGS	33

60.	REPRESENTATION OF A CORPORATE DIRECTOR	34

61.	QUORUM AT BOARD MEETINGS	34

62.	BOARD TO CONTINUE IN THE EVENT OF VACANCY	34

63.	CHAIRPERSON TO PRESIDE	34

64.	WRITTEN RESOLUTIONS	34

65.	VALIDITY OF PRIOR ACTS	34

66.	MINUTES	35

67.	PLACE WHERE CORPORATE RECORDS KEPT	35

68.	FORM AND USE OF SEAL	35

69.	RECORDS OF ACCOUNT	35

70.	FINANCIAL YEAR END	35

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71.	ANNUAL AUDIT	36

72.	APPOINTMENT OF AUDITOR	36

73.	REMUNERATION OF AUDITOR	36

74.	DUTIES OF AUDITOR	36

75.	ACCESS TO RECORDS	36

76.	FINANCIAL STATEMENTS	36

77.	DISTRIBUTION OF AUDITOR'S REPORT	37

78.	VACANCY IN THE OFFICE OF AUDITOR	37

79.	WINDING UP	37

80.	CHANGES TO BYE-LAWS	37

81.	CHANGES TO MEMORANDUM OF ASSOCIATION	37

82.	DISCONTINUANCE	37

83.	CERTAIN APPROVALS	37

84.	CERTAIN INFORMATION REPORTING REQUIREMENTS	40
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1.    DEFINITIONS
1.1    In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings:
"Action" means any claim, action, cause of action, suit, litigation, arbitration, investigation, inquiry, hearing, charge, controversy, dispute, subpoena, demand, complaint or legal, administrative or other proceeding, at law or in equity, or before or by any Regulatory Agency.
"Affiliate" means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person; provided, however, no Member shall be considered an Affiliate of the Company or any of its Subsidiaries for purposes of these Bye-laws (and nor shall any Person controlling such Member merely by virtue of such control). For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, voting power or otherwise.
"Alternate Director" means an alternate director appointed in accordance with these Bye-laws.
"Appointed Stock Exchange" means an appointed stock exchange as defined under the Companies Act.
"Attribution Percentage" means, with respect to a Member and a Tentative Prohibited Shareholder, the percentage of the Member’s shares that are treated as Controlled Shares of such Tentative Prohibited Shareholder.
"Auditor" includes an individual, company or partnership for the time being appointed as auditor of the Company.
"Bermuda" means the Islands of Bermuda.
"Blackstone Investor Director" has the meaning given to it in Bye-law 40.5(c).
"Blackstone Investor" means collectively, BSOF Master Fund L.P. and BSOF Master Fund II L.P., and shall include any Permitted Transferee thereof.
"Board" means the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Companies Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum.
"Board Shareholder" means any of Shareholder 1, Shareholder 2, the Magnitude Investor or the Blackstone Investor.
"Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Bermuda are authorised or required by law to close.
"Bye-laws" means these bye-laws in their current form or as from time to time amended.
"Cause" as it relates to a Director in such capacity, means (i) the Director’s habitual drug or alcohol use that impairs the ability of the Director to perform his or her duties to the Company or any

Subsidiary; (ii) the Director’s indictment by a court of competent jurisdiction, or a pleading of "no contest" or guilty, to a felony (or the equivalent if outside the United States); (iii) the Director’s engaging in fraud, embezzlement or any similar conduct with respect to the Company, any Subsidiary, or any assets of the Company or any Subsidiary; (iv) the Director’s wilful and material failure or refusal to perform his or her duties as a Director; or (v) the Director otherwise materially breaches any written policy of the Company or any Subsidiary regarding the conduct of its respective directors in the performance of his or her duties to the Company or any Subsidiary.
"Charitable Organization" shall mean (x) any organization described in section 170(c) of the Code (determined without regard to section 170(c)(2)(A) of the Code), (y) any charitable remainder trust described in sections 664(d)(1) or 664(d)(2) of the Code and (z) any charitable lead trust, an interest in which is described in sections 2055(e)(2)(B) or 2522(c)(2)(B) of the Code.
"Class A Common Shares" has the meaning given to it in Bye-law 4.1.
"Class A Member" means a holder of Class A Common Shares.
"Class B Common Shares" has the meaning given to it in Bye-law 4.1.
"Class B Director" means any Director who is not a Shareholder Director.
"Class B Member" means a holder of Class B Common Shares.
"Class C Common Shares" has the meaning given to it in Bye-law 4.1.
"Class C Member" means a holder of Class C Common Shares.
"Code" means the United States Internal Revenue Code of 1986, as amended.
"Common Shares" has the meaning given to it in Bye-law 4.1.
"Companies Act" means the Companies Act 1981 as amended from time to time.
"Company" means the company for which these Bye-laws are approved and confirmed.
"Company Policies" has the meaning specified in Bye-law 83.3(p).
"Company Securities" means the Company Shares and options, warrants or other rights to acquire Company Shares.
"Company Shares" means the shares of the Company (whether Common Shares or preferred shares of the Company, and whether outstanding or issued or acquired hereafter, including all shares of the Company issuable upon the exercise of warrants, options or other rights to acquire shares of the Company, or upon the conversion or exchange of any security).
"Controlled Shares" in reference to any Person means (i) for a U.S. Person, all Company Securities entitled to vote at a general meeting directly, indirectly or constructively owned by such Person as determined pursuant to Section 958 of the Code, or (ii) for a Non-U.S. Person, all Company Securities entitled to vote at a general meeting directly or indirectly owned by such Person.
"Deemed Owner" means, with respect to any Company Securities, any Person with respect to whom or which such Company Securities are Controlled Shares.

"Director" means a director of the Company which has been duly elected or appointed in accordance with these Bye-laws and shall include an Alternate Director.
"Effective Date" has the meaning specified in the Shareholders Agreement.
"ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended.
"FATCA" has the meaning specified in Bye-law 84.1.
"Fiscal Quarter" means any of the four (4) quarters of a Fiscal Year.
"Fiscal Year" shall be such date as determined by resolution of the Board from time to time in accordance with these Bye-laws, or, in the case of the last fiscal year, the fraction thereof ending on the date on which the winding up of the Company is completed.
"GAAP" means United States generally accepted accounting principles, as in effect from time to time.
"Immediate Family" means, with respect to any individual, such individual’s spouse, lineal ancestors, lineal blood or adopted descendants and any trust for any of their benefit or any partnership or limited liability company in which only such Persons own equity interests.
"Indemnified Party" has the meaning ascribed thereto in Bye-law 56.1.
"Investment Manager" means Two Sigma Investments, LP or any of its Affiliates.
"Magnitude Investor" means, collectively, Magnitude Master Fund, a sub trust of the Magnitude Master Series Trust, Magnitude Institutional, Ltd., Magnitude Partners Master Fund, L.P., and Magnitude Insurance Master Fund, LLC and shall include any Permitted Transferee of any of the foregoing.
"Magnitude Investor Director" has the meaning specified in Bye-law 40.5(d).
"Material Subsidiary" means any Subsidiary of the Company which, at the relevant time, (together with such Subsidiary’s Subsidiaries) represents ten percent (10%) or more of the net income for the trailing four (4) Fiscal Quarters or, on a book value basis, ten percent (10%) or more of the assets of the Company and its Subsidiaries, taken as a whole.
"Member" means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires.
"Non-US. Person" means a Person who or which is not a U.S. Person.
"Notice" means written notice as provided in these Bye-laws unless specifically stated otherwise.
"Officer" means any person appointed by the Board to hold an office in the Company.
"Permitted Transferee" means, as it relates to any Member, (i) any Affiliate of such Member (other than, in the case of a Member which is, or which is an Affiliate of, a private equity fund, merchant bank, investment firm, or other similar investor, an Affiliate which is a portfolio company of such Member), (ii) any Charitable Organization and any other Charitable Organization whose Common

Shares were originally transferred subsequently and successively by such Member, or (iii) such other Persons that the Board determines in its reasonable discretion have a substantially similar relationship with the Member as any of the foregoing Persons. Any Member shall be a Permitted Transferee of the Permitted Transferees of itself.
"Person" means an individual, company, corporation, partnership, trust, joint venture, limited liability company, unincorporated organization or other legal entity, or a government or any agency or political subdivision thereof.
"Prohibited Shareholder" means (i) with respect to matters on which solely the Class B Members may vote, any Class B Member whose Controlled Shares constitute more than an amount of the total combined voting power of all issued and outstanding Class B Common Shares equal to the product of (a) 9.5% and (b) the quotient reached by dividing (x) the total number of Directors by (y) the number of Class B Directors, and (ii), with respect to all other matters, any Person, including any Class A Member, whose Controlled Shares constitute more than 9.5% of the total combined voting power of all issued and outstanding Company Securities.
"Qualified Majority" shall mean, in the case of a vote of the Board, (i) a Simple Majority voting in the affirmative and (ii) Directors representing less than fifteen percent (15%) of the entire Board voting in opposition.
"Register of Directors and Officers" means the register of Directors and Officers of the Company maintained in accordance with the Companies Act.
"Register of Members" means the register of members of the Company maintained in accordance with the Companies Act.
"Registered Office" means the registered office of the Company maintained in accordance with the Companies Act.
"Registration Rights Agreement" means the registration rights agreement, dated as of December 23, 2013, by and among the Company and the Members, as in effect from time to time.
"Regulatory Agency" means any nation, government, court, regulatory, taxing or administrative agency, commission or authority or other legislative, executive or judicial governmental entity, body, agency, official or instrumentality, domestic or foreign, whether federal, national, provincial, state, local or multinational or self-regulatory organization or agency or other similar quasi-governmental regulatory body or arbitration panel, tribunal or arbitrator.
"Resident Representative" means any person appointed to act as resident representative and includes any deputy or assistant resident representative.
"Secretary" means any person appointed to act as secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary.
"Securities Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.
"share" means any share or class or series of shares in the share capital of the Company and includes a fraction of a share.

"Share Voting Limitation Violation" means, with respect to a Person, a circumstance under which such Person is a Prohibited Shareholder of the Company or any Subsidiary thereof.
"Shareholder 1" means Sango Hoken Holdings, LLC, and shall include any Permitted Transferee thereof.
"Shareholder 1 Director" has the meaning specified in Bye-law 40.5(a).
"Shareholder 2" means Hopkins Holdings, LLC, and shall include any Permitted Transferee thereof.
"Shareholder 2 Director" has the meaning specified in Bye-law 40.5(b).
"Shareholders Agreement" means the shareholders agreement of the Company, dated as of [•] 2023, by and among the Members party thereto and the Company (or any successor agreement; either as may be amended from time to time).
"Shareholder Director" means a director appointed by a Board Shareholder pursuant to Bye-law 40.5 and the Shareholders Agreement.
"Simple Majority" shall mean, (i) in the case of a vote of the Board, Directors representing more than fifty percent (50%) of the Directors then in office, and (ii) in the case of a vote of the Members, Members of the Company holding more than fifty percent (50%) of the total outstanding voting power of the Voting Securities.
"Sold-Down Board Shareholder" has the meaning specified in Bye-law 40.6.
"Sold-Down Board Shareholder Director" has the meaning specified in Bye-law 40.6.
"Subsidiary" means, for any Person, any other Person (i) in which it directly or indirectly owns at least fifty percent (50%) of such Person’s voting securities, (ii) that, if a general or limited partnership, limited liability company, association or other business entity, a majority of the general or limited partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, or (iii) with which it is required to be consolidated under GAAP.
"Subsidiary Securities" means any shares or equity securities of any Subsidiary of the Company, any options, warrants or other rights to acquire any shares or equity securities of any Subsidiary of the Company and any other securities convertible into or exercisable or exchangeable for (or entitling the holder thereof to subscribe for) any shares or equity securities of any Subsidiary of the Company.
"Tentative Prohibited Shareholder" means a Person that, but for adjustments to the voting rights of shares made pursuant to the Voting Cutback Provisions, would be a Prohibited Shareholder.
"Tentative Share Voting Limitation" has the meaning specified in Bye-law 5.6.
“Tentative TS Prohibited Employee Limitation Violation” has the meaning specified in Bye-law 5.6.
“Tentative TS Prohibited Employee Member” means an individual that, but for adjustments to the voting rights of shares made pursuant to Bye-laws 5.4 and 5.8, would be a TS Prohibited Employee Member.

"Transfer" means, in respect of any Common Shares or other security, in each case whether directly, indirectly, constructively or synthetically and whether voluntarily or by operation of law, judicial process or otherwise, to transfer, sell, distribute, assign, convey, hypothecate, pledge, charge, mortgage, encumber or otherwise dispose of, or grant any right, option, profit participation or interest in, or otherwise convey any legal or beneficial interest in, including rights to vote or to receive dividends, distributions or other income, or make any agreement or commitment to do any of the foregoing; and "Transferor" and "Transferee" have the correlative meaning.
"Treasury Share" means a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.
“TS Prohibited Employee Member” means, at any given time, any Member other than Shareholder 1 or Shareholder 2 who is (i) employed by, partner or member in, or officer of Two Sigma or any of its Affiliates at such time and/or (ii) whose underlying investors include any current employees of Two Sigma or any of its Affiliates at such time, whose Controlled Shares constitute more than 0.0% of the total combined voting power of all issued and outstanding Company Securities.
“TS Prohibited Employee Voting Limitation Violation” means, with respect to a Member, a circumstance under which such Person is a TS Prohibited Employee Member of the Company or any Subsidiary thereof.
“Two Sigma” means Two Sigma Investments, LLC.
"U.S. Person" means a "United States person" as defined in Section 7701(a)(30) of the Code.
"Vacancy Event" has the meaning specified in Bye-law 45.2.
"Voting Cutback Provisions" means Bye-law 5 of these Bye-laws.
"Voting Securities" shall mean the Class A Common Shares and Class B Common Shares and any other securities of the Company entitled to vote together with the Class A Common Shares and Class B Common Shares as a single class on all matters with respect to which the Class A Common Shares and Class B Common Shares are entitled to vote, and subject in each case to the Voting Cutback Provisions.
1.2    In these Bye-laws, where not inconsistent with the context:
(a)    words denoting the plural number include the singular number and vice versa;
(b)    words denoting the masculine gender include the feminine and neuter genders;
(c)    the word "may" shall be construed as permissive and the word "shall" shall be construed as imperative; and
(d)    unless otherwise provided herein, words or expressions defined in the Companies Act shall bear the same meaning in these Bye-laws.
1.3    Unless otherwise specifically indicated, all references to "dollars" or "$" shall refer to the lawful currency of the United States.

1.4    In these Bye-laws, unless expressly stated otherwise, any reference to voting power, individual, combined or aggregate, refers to voting power of issued and outstanding voting shares after the application, if any, of the Voting Cutback Provisions.
1.5    In these Bye-laws a reference to writing shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.
1.6    Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.
1.7    The Board, acting by a Simple Majority thereof, shall have the power to interpret or construe any term or provision of these Bye-laws, and all decisions made by a Simple Majority of the Board in such interpretation or construction shall be binding and conclusive for all purposes.
1.8    The designation of a Person as a Permitted Transferee is being made hereunder solely for the purposes of establishing certain rights as specified herein as well as for establishing provisions for rules of transfers of Common Shares, including calculations of share ownership relating thereto; provided, however, that in no event shall such designation, in and of itself, create joint or aggregate ownership among Members or impute any joint or aggregate legal or beneficial title of Common Shares among Members.
1.9    To the extent that any of the provisions of the Shareholders Agreement conflict with any of the provisions of the Memorandum of Association or these Bye-laws, the provisions of the Memorandum of Association or these Bye-laws, as the case may be shall prevail and the Members, the Board and the Company shall take such steps as are necessary, subject to any applicable law, to amend the Shareholders Agreement to not be in conflict with the Memorandum of Association or these Bye-laws, as the case may be.
2.    POWER TO ISSUE SHARES
2.1    Subject to these Bye-laws, the Shareholders Agreement, the requirements of the New York Stock Exchange, and to any resolution of the Members to the contrary, without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise as the Board may prescribe. The rights attaching to any Common Shares will be deemed not be altered by the allotment of any class or series of shares issued pursuant to this Bye-law 2.1 even if such class or series of shares does or will rank in priority for payment of a dividend or in respect of capital or surplus or confer on the holder thereof voting rights more favourable than those conferred by such Common Share and will not otherwise be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.
2.2    Without limitation to the provisions of Bye-law 4, subject to the Companies Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

3.    POWER OF THE COMPANY TO PURCHASE ITS SHARES
3.1    The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Companies Act on such terms as the Board shall think fit.
3.2    The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Companies Act.
4.    RIGHTS ATTACHING TO SHARES
4.1    At the date of adoption of these Bye-laws, the share capital of the Company shall be divided into three classes of common equity: (i) Class A common shares of the Company, par value US$0.01 per share, with the rights and privileges set forth herein (the "Class A Common Shares"), (ii) Class B common shares of the Company, par value US$0.01 per share, with the rights and privileges set forth herein (the "Class B Common Shares"), and (iii) Class C common shares of the Company, par value US$0.01 per share, with the rights and privileges set forth herein (the "Class C Common Shares" and, together with the Class A Common Shares and the Class B Common Shares, the "Common Shares").
Class A Common Shares
4.2    The holders of Class A Common Shares shall, subject to the provisions of these Bye-laws and the Shareholders Agreement (including, without limitation, the rights attaching to any preference shares):
(a)    be entitled to one vote per share, except as provided by Bye-laws 5 and 40.4;
(b)    be entitled to such dividends as the Board may from time to time declare on a pari passu basis with the Class B Common Shares and Class C Common Shares;
(c)    in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company on a pari passu basis with the Class B Common Shares and Class C Common Shares; and
(d)    generally be entitled to enjoy all of the rights attaching to shares.
4.3    Each Class A Common Share will automatically, and without further act of the holder, be converted into a Class B Common Share upon any Transfer of such Class A Common Share, whether or not for value, except for Transfers to a Permitted Transferee of the transferor. The number of authorised and issued Class A Common Shares shall be reduced by the aggregate number of such issued Class A Common Shares converted to Class B Common Shares and the number of authorised and issued Class B Common Shares shall be correspondingly increased by the same amount.
4.4    Upon notice from a Class A Member to the Company that certain Class B Common Shares are held by the Class A Member or a Permitted Transferee thereof, if so requested by the Class A Member, upon approval by a Simple Majority of the Board, such Class B Common Shares shall convert automatically and without further act of the holder (effective as of such notice) into the same number of Class A Common Shares. The number of authorised and issued Class B Common Shares shall be reduced by the aggregate number of such issued Class B Common Shares so converted and the number of authorised and issued Class A Common Shares shall be correspondingly increased by the same amount.

4.5    Notwithstanding anything in Bye-law 2 to the contrary and for so long as the Shareholders Agreement is in effect, the Board may not, and will not cause or permit the Company to, issue any additional Class A Common Shares without the consent of the Board Shareholders who are not Sold-Down Board Shareholders, except as otherwise provided in the Shareholders Agreement or as contemplated in Bye-law 4.4.
Class B Common Shares
4.6    The holders of Class B Common Shares shall, subject to the provisions of these Bye-laws and the Shareholders Agreement (including, without limitation, the rights attaching to any preference shares):
(a)    be entitled to one vote per share, except as provided by Bye-law 5;
(b)    be entitled to such dividends as the Board may from time to time declare on a pari passu basis with the Class A Common Shares and Class C Common Shares;
(c)    in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company on a pari passu basis with the Class A Common Shares and Class C Common Shares; and
(d)    generally be entitled to enjoy all of the rights attaching to shares.
4.7    Each Class B Common Share will continue to remain a Class B Common Share upon any Transfer of such Class B Common Share, whether or not for value, except as otherwise provided in Bye-law 4.4.
Class C Common Shares
4.8    The holders of Class C Common Shares shall, subject to the provisions of these Bye-laws and the Shareholders Agreement (including, without limitation, the rights attaching to any preference shares):
(a)    except as required by the Companies Act, not be entitled to receive notice of, or attend and vote at, any general meeting of the Company;
(b)    be entitled to such dividends as the Board may from time to time declare on a pari passu basis with the Class A Common Shares and Class B Common Shares;
(c)    in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company on a pari passu basis with the Class A Common Shares and Class B Common Shares; and
(d)    generally be entitled to enjoy all of the rights attaching to shares.
4.9    Each Class C Common Share will automatically, and without further act of the holder, be converted into a Class B Common Share upon any Transfer of such Class C Common Share, whether or not for value, except for Transfers to a Permitted Transferee of the transferor. The number of authorised and issued of Class C Common Shares, shall be reduced by the aggregate number of such Class C Common Shares converted to Class B Common Shares and the number of authorised and issued Class B Common Shares shall be correspondingly increased by the same amount.

4.10    Upon notice from a Class A Member and/or Class B Member to the Company, if so requested by such Class A Member and/or Class B Member, upon approval by a Simple Majority of the Board, such consent not to be unreasonably withheld or unduly delayed, such Class A Common Shares and/or Class B Common Shares shall be redesignated as Class C Common Shares. In such instance, the authorized and issued number of Class A Common Shares and/or Class B Common Shares shall be reduced by the aggregate number of such Class A Common Shares and/or Class B Common Shares so converted and the number of authorised and issued Class C Common Shares shall be correspondingly increased by the same amount.
4.11    Upon notice from a Class C Member to the Company, if so requested by such Class C Member, upon approval by a Simple Majority of the Board, such consent not to be unreasonably withheld or unduly delayed, such Class C Common Shares shall be redesignated as Class B Common Shares. In such instance, the authorized and issued number of Class C Common Shares shall be reduced by the aggregate number of such Class C Common Shares so converted and the number of authorised and issued Class B Common Shares shall be correspondingly increased by the same amount.
5.    LIMITATION ON VOTING RIGHTS AND ADJUSTMENT OF VOTING POWER
5.1    The voting power of all shares is hereby adjusted (and will be automatically adjusted in the future) to the extent necessary to prevent a Share Voting Limitation Violation. To effectuate the preceding sentence, in the event that the Board determines that a Tentative Share Voting Limitation Violation exists, or will exist at the time any vote of Members is taken, with respect to any Person, the aggregate votes conferred by shares as to which such Person is the Deemed Owner will, to the extent possible, be reduced to the extent necessary to eliminate such Tentative Share Voting Limitation Violation.
5.2    The final determination of the application of any reductions pursuant to Bye-law 5.1 will be as determined by the Board, subject to the following provisions (and notwithstanding anything to the contrary, the Board may not delegate the right or obligation to make such final determination):
(a)    First, where a Person (including, with respect to (ii) below, any Class A Member) is a Tentative Prohibited Shareholder by virtue of its direct ownership of shares, then the voting power of the shares held by such Person will be reduced (i) with respect to matters on which solely the Class B Members may vote, to an amount of the total combined voting power of all issued and outstanding Class B Common Shares equal to the product of (a) 9.5% and (b) the quotient reached by dividing (x) the total number of Directors by (y) the number of Class B Directors, and (ii) with respect to all other matters, to 9.5% of the total combined voting power of such issued and outstanding shares.
(b)    Second, to the extent necessary to eliminate a Tentative Share Voting Limitation Violation, where a Person is a Tentative Prohibited Shareholder by virtue of being the Deemed Owner of shares (some of which are held by a different Member), the voting power of the shares held by such Member or Members with the highest Attribution Percentage (other than the Class A Members, which are subject to paragraph (c), below) will be reduced first (until the voting power of such immediately aforementioned Member or Members is equal to the voting power of the Company Securities held by the Member or Members with the next highest Attribution Percentage); provided that, in the event that the Attribution Percentage of any such Members is equal (taking into account the successive application of the foregoing clause), the voting power of the Company Securities held by such Members (other than the Class A Members) will be reduced such that the reduction shall be by the same amount for such Members on an absolute basis (meaning that the total aggregate reduction of voting power will be split evenly between such Members).
(c)    Third, notwithstanding any other provisions of these Bye-laws the voting power of shares held by each Class A Member will not be reduced except pursuant to Bye-laws 5.1 and 5.2(a) in the event that after (1) application of any reductions in voting power pursuant to Bye-law 5.2(b) with respect to shares held by any Member other than the Class A Members and (2) any adjustments made by the Board pursuant to Bye-law 5.2(a), there remains a Tentative Share Voting Limitation Violation, then the voting power with respect to shares held directly or indirectly by each Class A Member will be reduced, and such reduction shall be by the same amount for each Class A Member on an absolute basis (meaning that the total aggregate reduction of voting power will be split evenly between such Class A Members), to the extent necessary to eliminate such Tentative Share Voting Limitation Violation; provided, however, that, to the extent that a Transfer by any Class A Member, or in each case by an Affiliate thereof, to a Permitted Transferee thereof or the acceptance by any Class A Member of new or additional investments by any Person in such Person, or in each case by any Affiliate thereof, would result in additional adjustments pursuant to the application of this Bye-law 5.2(c) then the Person or its Affiliate making such Transfer will bear the entirety of the incremental voting cutback attributable to such action.
5.3    Except in the case of the Board’s discretionary adjustments to voting power as provided in Bye-law 5.4, (i) the voting power of Members holding no shares treated as Controlled Shares of any Tentative Prohibited Shareholder will, in the aggregate, be increased by the same amount of voting power subject to reductions as described in Bye-laws 5.2(a) and 5.2(b); (ii) such increase shall apply to all such Members in proportion to their voting power at that time; provided that such increase shall only apply to the Class B Members if the Tentative Prohibited Shareholder is described in clause (i) of the definition of Prohibited Shareholder and shall apply to such Class B Members in proportion to their voting power with respect to matters solely on which Class B Members may vote; provided, further, that any increase pursuant to this clause (ii) shall be limited to the extent necessary to avoid causing a Share Voting Limitation Violation; and (iii) the adjustments of voting power described in Bye laws 5.2(a) and 5.2(b) and this Bye-law 5.3 will apply repeatedly until there would be no Share Voting Limitation Violation or until it becomes no longer possible to reduce the voting power of any Tentative Prohibited Shareholder without resulting in a Share Voting Limitation Violation. For the avoidance of doubt, in applying the provisions of Bye-laws 5.2 and 5.3, a share may carry a fraction of a vote.
5.4    Notwithstanding anything to the contrary in these Bye-laws, the voting power of all shares directly held by any TS Prohibited Employee Member is hereby adjusted (and will be automatically adjusted in the future) to the extent necessary to prevent an TS Prohibited Employee Voting Limitation Violation. To effectuate the preceding sentence, in the event that the Board determines that a Tentative TS Prohibited Employee Limitation Violation exists, or will exist at the time any vote of Members is taken, with respect to any Person, the aggregate votes conferred by shares as to which such Person is the Deemed Owner will, to the extent possible, be reduced to the extent necessary to eliminate such Tentative TS Prohibited Employee Limitation Violation. The final determination of the application of any reductions pursuant to this Bye-law 5.4 will be as determined by the Board (and notwithstanding anything to the contrary, the Board may not delegate the right or obligation to make such final determination).
5.5    The Board may, in its absolute discretion and subject to Bye-law 5.8, make other adjustments to the voting power of shares to the extent necessary or advisable in order (i) to prevent (or reduce the magnitude of) a Share Voting Limitation Violation or (ii) to avoid adverse tax, legal or regulatory consequences to the Company, any Subsidiary of the Company or any Member or its Affiliates; provided, however, that the Board may not make any adjustment pursuant to this Bye-law 5.5 if the effect of such adjustment would be (x) to cause a Share Voting Limitation Violation with respect to a U.S. Person, or (y) to reduce the voting power of shares held by any Class A Member (except in accordance with Bye-law 5.2(b)).
5.6    The Board will from time to time, at its discretion and prior to any time at which a vote of Members is taken, take (or cause to be taken) reasonable steps to ascertain through communications with Members or otherwise, whether there exists, or will exist at the time any vote of the Members is taken, a Tentative Prohibited Shareholder (a "Tentative Share Voting Limitation Violation") or a Tentative TS Prohibited Employee Member (a “Tentative TS Prohibited Employee Limitation Violation”). .
5.7    The Company will have no obligation to provide notice to a Member of any adjustment to its voting power that results (or may result) from the application of this Bye-law 5.
5.8    The Board, in its absolute discretion, by unanimous consent of the entire Board (except for any Directors who voluntarily recuse themselves), may waive a Share Voting Limitation Violation or the provisions of Bye-laws 5.1, 5.2, 5.3 or 5.4 with respect to any Person; provided that such waiver will not be effective without the consent of such Person.
5.9    All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Companies Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.
6.    CALL ON SHARES
6.1    The Board may make such calls as it thinks fit upon the Members in respect of any moneys (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the Company's actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.
6.2    The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.
6.3    The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him or her, although no part of that amount has been called up.
7.    SHARE CERTIFICATES
7.1    Subject to Bye-law 7.4 and save in respect of those shares that the Board has determined to be uncertificated shares, every Member shall be entitled to a share certificate under the common seal of the Company (or a facsimile thereof) or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons. Where share certificates are issued they shall specify the number and, where appropriate, the class of shares held by such

Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares.
7.2    The Company shall be under no obligation to complete and deliver a share certificate unless specifically requested by the person to whom the shares have been allotted. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.
7.3    If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.
7.4    Notwithstanding any provisions of these Bye-laws:
(a)    the Board shall, subject always to the Companies Act and any other applicable laws and regulations and the requirements of any relevant system concerned, have power to implement any arrangements it may, in its absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form; and
(b)    unless otherwise determined by the Board and as permitted by the Companies Act and any other applicable laws and regulations including the applicable rules of the New York Stock Exchange or other exchange on which the shares are admitted to trading, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.
7.5    The Board shall, subject always to the Companies Act, any other applicable laws and regulations and the requirements of any relevant system and these Bye-laws, have the power to implement and/or approve any arrangements it may, in its absolute discretion, think fit in relation to the evidencing of title to and transfer of interest in shares in the form of depositary interests or similar interests, instruments or securities, and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer thereof or the shares represented thereby. The Board may from time to time take such actions and do such things as it may, in its absolute discretion, think fit in relation to the operation of any such arrangements, including without limitation, implementing voting procedures in respect thereof.
8.    FRACTIONAL SHARES
8.1    The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.
9.    REGISTER OF MEMBERS
9.1    The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Companies Act. Subject to the provisions of the Companies Act, the

Company may keep one or more overseas or branch registers in any place, and the Board may make, amend and revoke any such regulations as it may think fit regarding the keeping of such registers. The Board may authorise any share on the Register of Members to be included in a branch register or any share registered on a branch register to be registered on another branch register, provided that at all times the Register of Members is maintained in accordance with the Companies Act.
9.2    The Register of Members shall be open to inspection without charge at the Registered Office on every Business Day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each Business Day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Companies Act, be closed for any time or times not exceeding in the whole thirty days in each year.
10.    REGISTERED HOLDER ABSOLUTE OWNER
The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.
11.    TRANSFER OF REGISTERED SHARES
11.1    An instrument of transfer shall be in writing in such form as the Board may accept. Shares may be transferred without a written instrument if transferred in accordance with Section 48 of the Companies Act or, if not inconsistent with the Companies Act, pursuant to Byelaw 11.7.
11.2    Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.
11.3    The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.
11.4    The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-law.
11.5    The Board may in its absolute discretion and without assigning any reason therefor refuse to register a transfer unless it is accompanied by the certificate in respect of the shares to which it relates (provided that a certificate has been issued) and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer. Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-law.
11.6    If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.
11.7    Notwithstanding anything to the contrary in Bye-laws 11.2 to 11.6, shares of a class that are listed or admitted to trading on an Appointed Stock Exchange (and shares of a different class that will, upon transfer, be shares of the same class as shares listed on the Appointed Stock Exchange) may be transferred in accordance with the rules and regulations of such exchange.
12.    RESTRICTIONS ON TRANSFERS
12.1    A Member may Transfer all or a portion of its Company Shares to any Person, subject to compliance with the Companies Act and these Bye-laws. For any Member that is a trust, a change in the trustee of such Member shall not constitute a Transfer.
13.    TRANSMISSION OF REGISTERED SHARES
13.1    In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the Companies Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.
13.2    Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in such form as the Board may accept. All the limitations, restrictions and provisions of these Bye-laws relating to the transfer of registered shares shall be applicable to any such transfer.
13.3    On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member.
13.4    Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.
13.5    Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-laws 13.1 - 13.4 (inclusive).
14.    POWER TO ALTER CAPITAL
14.1    Subject to Bye-law 83, the Company may, if authorised by resolution of the Members, and in any manner permitted by the Companies Act:
(a)    increase its share capital by new shares of such amount as it thinks expedient;
(b)    change the currency denomination of its share capital; or
(c)    cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

14.2    Subject to Bye-law 83, the Board may, in any manner permitted by the Companies Act:
(a)    divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;
(b)    consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;
(c)    subdivide its shares, or any of them, into shares of smaller amount than is fixed by the memorandum; or
(d)    make provision for the issue and allotment of shares which do not carry any voting rights.
14.3    The Company may, if authorised by resolution of the Members, reduce its share capital in any manner permitted by the Companies Act.
14.4    Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.
15.    VARIATION OF RIGHTS ATTACHING TO SHARES
If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied by approval of a Simple Majority of the Board and with the consent in writing of the holders of a Simple Majority of the Members of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be one person at least holding or representing by proxy a majority of the issued shares of the class; provided that, with respect to the Class A Common Shares, no such amendment or variation of rights shall be permitted without the written consent of the Blackstone Investor (for so long as the Blackstone Investor holds any Class A Common Shares). The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.
16.    DIVIDENDS AND OTHER PAYMENTS
16.1    The Board may, subject to these Bye-laws and in accordance with the Companies Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.
16.2    The Board may fix any date as the record date for determining the Members entitled to receive any dividend.
16.3    The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.
16.4    The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

16.5    The Board may deduct from the dividends or distributions payable to any Member all moneys due from such Member to the Company on account of calls or otherwise.
16.6    No dividend, distribution or other monies payable by the Company on or in respect of any share shall bear interest against the Company.
17.    POWER TO SET ASIDE PROFITS
The Board may, before declaring a dividend or distribution out of contributed surplus, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.
18.    METHOD OF PAYMENT
18.1    Any dividend, interest, or other moneys payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such person and to such address as the Member may in writing direct, or by transfer to such account as the Member may in writing direct.
18.2    In the case of joint holders of shares, any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct, or by transfer to such account as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend or other payment paid in respect of such shares.
18.3    The Board may deduct from the dividends or distributions payable to any Member all moneys due from such Member to the Company on account of calls or otherwise.
19.    UNCLAIMED DIVIDENDS
19.1    Any dividend or other monies payable in respect of a share which has remained unclaimed for six (6) years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect thereof.
20.    UNDELIVERED PAYMENTS
20.1    The Company shall be entitled to cease sending dividend payments and cheques by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Member’s new address. The entitlement conferred on the Company by this Bye-law in respect of any Member shall cease if the Member claims a dividend or cashes a dividend warrant or cheque.
21.    CAPITALISATION
21.1    The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares) to the Members.
21.2    The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.
22.    ANNUAL GENERAL MEETINGS
22.1    An annual general meeting shall be held in each year at such place, date and hour as shall be fixed by the principal executive officer or the chairperson of the Board or any two Directors or any Director and the Secretary or the Board.
22.2    Nominations of persons for election to the Board or the proposal of other business to be transacted by the Members may be made at an annual general meeting only (A) pursuant to the Company’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board (or any duly authorized committee thereof) or (C) subject to any applicable law, by Members of record at the time of giving of notice as provided for in this Bye-law 22 and who comply with the notice procedures set forth in this Bye-law 22.
22.3    For nominations or other business to be properly brought before an annual general meeting by a Member pursuant to clause (C) of Bye-law 22.2, the Member must have given timely notice thereof in writing to the Secretary and any such proposed business must constitute a proper matter for Member action. To be timely, a Member’s notice shall be delivered to or mailed and received by the Secretary at the registered office of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual general meeting; provided, however, that in the event that the annual general meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Member in order to be timely must be so received by the Secretary at the registered office of the Company no earlier than 120 days prior to such meeting and no later than the later of (i) 70 days prior to the date of such meeting and (ii) the close of business on the fourth (4th) day following the day on which such notice of the date of the annual general meeting was mailed or such public disclosure of the date of the annual general meeting was made, whichever first occurs;.
22.4    A Member’s notice to the Secretary shall set forth (A) as to each person whom the Member proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14(a) of the Securities Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), (B) as to any other business that the Member proposes to bring before the general meeting, a brief description of the business desired to be brought before the general meeting, the text of the proposed business, the reasons for conducting such business at the general meeting and any material interest in such business of such Member and the beneficial owner, if any, on whose behalf the proposal is made, and (C) as to the Member giving the notice and the beneficial owner, if any, on whose behalf the proposal under (A) or (B) is made:
(a)    the name and address of such Member (as they appear in the Register of Members) and any such beneficial owner;

(b)    the class or series and number of shares of the Company which are held of record or are beneficially owned by such Member and by any such beneficial owner;
(c)    a description of any agreement, arrangement or understanding between or among such Member and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;
(d)    a representation that the Member is a holder of record of shares of the Company entitled to vote at such general meeting and that that Member (or qualified representative of that Member) intends to appear in person or by proxy at the general meeting to bring such nomination or other business before the general meeting; and
(e)    a representation as to whether such Member or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding shares required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from Members in support of such proposal or nomination.
22.5    If requested by the Company, the information required under Bye-laws 22.4(b) and 22.4(c)shall be supplemented by such Member and any such beneficial owner not later than 5 (five) Business Days after the record date for notice of the general meeting to disclose such information as of such record date, and, if requested by the Company at the instruction of the Board, such Member and any such beneficial owner shall provide any other information as the Company may request in its discretion.
22.6    Unless otherwise required by the Companies Act, if the Member (or a qualified representative of the Member) does not appear at the annual general meeting to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Bye-law 22.6, to be considered a qualified representative of the Member, a person must be a duly authorised officer, manager or partner of such Member or must be authorised by a writing executed by such Member or an electronic transmission delivered by such Member to act for such Member as proxy at the meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.
22.7    Without limiting the foregoing provisions of this Bye-law 22, a Member shall also comply with all applicable requirements of the Securities Exchange Act with respect to the matters set forth in this Bye-law 22; provided that any references in these Bye-laws to the Securities Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Bye-law, and compliance with Bye-law 22 or 24 shall be the exclusive means for a Member to make nominations or submit other business.
23.    SPECIAL GENERAL MEETINGS
A special general meeting may be convened by the principal executive officer or chairperson of the Board or by the Board, such meeting to be held at such place, date and hour as fixed by them, whenever in their judgment such a meeting is necessary.

24.    REQUISITIONED GENERAL MEETINGS
The Board shall, on the requisition of Members holding, at the date of the deposit of the requisition, not less than 20% of the paid-up share capital of the Company which as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene a special general meeting in accordance with the provisions of the Companies Act.
25.    NOTICE
25.1    At least five (5) days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the place, date and hour at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.
25.2    At least five (5) days’ notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.
25.3    The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting.
25.4    A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.
25.5    The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.
26.    GIVING NOTICE AND ACCESS
26.1    A notice may be given by the Company to a Member:
(a)    by delivering it to such Member in person, in which case the notice shall be deemed to have been served upon such delivery;
(b)    by sending it by post to such Member's address in the Register of Members, in which case the notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail;
(c)    by sending it by courier to such Member's address in the Register of Members, in which case the notice shall be deemed to have been served two days after the date on which it is deposited, with courier fees paid, with the courier service;
(d)    by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose, in which case the notice shall be deemed to have been served at the time that it would in the ordinary course be transmitted; or

(e)    by delivering it in accordance with the provisions of the Companies Act pertaining to delivery of electronic records by publication on a website in accordance with Bye-law 26.3, in which case the notice shall be deemed to have been served at the time when the requirements of the Companies Act in that regard have been met.
26.2    Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.
26.3    Where a Member indicates his or her consent (in a form and manner satisfactory to the Board), to receive information or documents by accessing them on a website rather than by other means, or receipt in this manner is otherwise permitted by the Companies Act, the Board may deliver such information or documents by notifying the Member of their availability and including therein the address of the website, the place on the website where the information or document may be found, and instructions as to how the information or document may be accessed on the website.
27.    POSTPONEMENT OF GENERAL MEETING
The Secretary may postpone any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to the Members before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with these Bye-laws.
28.    ELECTRONIC PARTICIPATION IN MEETINGS
Members may participate in any general meeting by such telephonic, electronic or other communication facilities or means (including, without limiting the generality of the foregoing, by telephone, or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.
29.    QUORUM AT GENERAL MEETINGS
29.1    At any general meeting two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, provided that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting held during such time.
29.2    If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.
30.    CHAIRPERSON TO PRESIDE AT GENERAL MEETINGS
Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the chairperson of the Company, if there be one, and if not the principal executive officer of the Company, if there be one, shall act as chairperson at all general meetings at which such person is present. In their absence a chairperson shall be appointed or elected by those present at the meeting and entitled to vote.
31.    VOTING ON RESOLUTIONS
31.1    Subject to the Companies Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Bye-laws and in the case of an equality of votes the resolution shall fail.
31.2    No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.
31.3    At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.
31.4    In the event that a Member participates in a general meeting by telephone, electronic or other communication facilities or means, the chairperson of the meeting shall direct the manner in which such Member may cast his or her vote on a show of hands.
31.5    At any general meeting if an amendment is proposed to any resolution under consideration and the chairperson of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.
31.6    At any general meeting a declaration by the chairperson of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.
32.    POWER TO DEMAND A VOTE ON A POLL
32.1    Notwithstanding the foregoing, a poll may be demanded by any of the following persons:
(a)    the chairperson of such meeting;
(b)    at least three Members present in person or represented by proxy;
(c)    any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or
(d)    any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right.
32.2    Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communication facilities or means, in such manner as the chairperson of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his or her votes or cast all the votes he uses in the same way.
32.3    A poll demanded for the purpose of electing a chairperson of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairperson (or acting chairperson) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.
32.4    Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast his or her vote in such manner as the chairperson shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairperson for the purpose and the result of the poll shall be declared by the chairperson.
33.    VOTING BY JOINT HOLDERS OF SHARES
In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.
34.    INSTRUMENT OF PROXY
34.1    An instrument appointing a proxy shall be in writing in such form as the chairperson of the meeting shall accept.
34.2    The instrument appointing a proxy must be received by the Company at the Registered Office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the instrument appointing a proxy proposes to vote, and an instrument appointing a proxy which is not received in the manner so prescribed shall be invalid.
34.3    A Member who is the holder of two or more shares may appoint more than one proxy to represent him or her and vote on his or her behalf in respect of different shares.
34.4    The decision of the chairperson of any general meeting as to the validity of any appointment of a proxy shall be final.
34.5    Any Member may irrevocably appoint a proxy and in such case:
(a)    such proxy shall be irrevocable in accordance with the terms of the instrument of appointment;

(b)    the Company shall be given notice of the appointment, such notice to include the name, address, telephone number and electronic mail address of the proxy holder and the Company shall give to the holder of such proxy notice of all meetings of Members of the Company;
(c)    the holder of such proxy shall be the only person entitled to vote the relevant shares at any meeting at which such holder is present; and
(d)    the Company shall be obliged to recognise the holder of such proxy until such time as the holder shall notify the Company in writing that such proxy is no longer in force.
35.    REPRESENTATION OF MEMBER
35.1    A Member that is not a natural person may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the Member which such person represents as that Member could exercise if it were a natural person, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.
35.2    Notwithstanding the foregoing, the chairperson of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a Member that is not a natural person.
36.    ADJOURNMENT OF GENERAL MEETING
The chairperson of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.
37.    WRITTEN RESOLUTIONS
37.1    Subject to these Bye-laws, anything which may be done by resolution of the Company in a general meeting or by resolution of a meeting of any class of the Members may, without a meeting, be done by written resolution in accordance with this Bye-law.
37.2    Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Members who would be entitled to attend a meeting and vote thereon. The accidental omission to give notice to, or the non-receipt of a notice by, any Member does not invalidate the passing of a resolution.
37.3    A written resolution is passed when it is signed by (or in the case of a Member that is a corporation, on behalf of) the Members who at the date that the notice is given represent such majority of votes as would be required if the resolution was voted on at a meeting of Members at which all Members entitled to attend and vote thereat were present and voting.
37.4    A resolution in writing may be signed in any number of counterparts.
37.5    A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.
37.6    A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Companies Act.
37.7    This Bye-law shall not apply to:
(a)    a resolution passed to remove an Auditor from office before the expiration of his or her term of office; or
(b)    a resolution passed for the purpose of removing a Director before the expiration of his or her term of office.
37.8    For the purposes of this Bye-law, the effective date of the resolution is the date when the resolution is signed by (or in the case of a Member that is a corporation, on behalf of) the last Member whose signature results in the necessary voting majority being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.
38.    DIRECTORS' ATTENDANCE AT GENERAL MEETINGS
The Directors shall be entitled to receive notice of, attend, and be heard at any general meeting.
39.    NUMBER OF DIRECTORS
The number of Directors shall not be less than eleven (11) and not more than fifteen (15) Directors as the Board may from time to time determine.
40.    ELECTION OF DIRECTORS
40.1    Subject to Bye-law 40.5, only persons who are proposed or nominated in accordance with Bye-law 22 shall be eligible to be elected as Directors.
40.2    At the request of the Board, any person nominated by the Board for election as a Director shall furnish to the Secretary the information that is required to be set forth in a Member's notice of nomination.
40.3    The chairperson of any general meeting may, if the facts warrant determine and declare to the general meeting that a nomination was not made in accordance with the procedures prescribed by these Bye-laws, and if the chairperson should so determine, the chairperson shall so declare to the general meeting, and the defective nomination shall be disregarded.
40.4    Except in the case of a Vacancy Event, Class B Directors shall be elected by the Class B Members by a vote of plurality of the votes of the Class B Members cast by written resolution, in accordance with Bye-law 37 or at a meeting at which holders of the majority of the Class B Common Shares are present, and shall serve for a term ending at the next following annual general meeting. For the avoidance of doubt, in any vote for the election of Class B Directors of the Company any limitations and adjustments to the voting power of any shares pursuant to the Voting Cutback Provisions will be taken into account.

40.5    The Shareholder Directors shall be appointed, in accordance with the Shareholders Agreement, pursuant to the following procedures:
(a)    one (1) Director (the "Shareholder 1 Director") may be appointed by Shareholder 1 for so long as Shareholder 1 holds at least five million (5,000,000) Class A Common Shares (which number shall be equitably adjusted for any reclassification, stock split (including reverse stock split), subdivision, combination, exchange or readjustment of Class A Common Shares, or any stock dividend or distribution with a record date following the Effective Date);
(b)    one (1) Director (the "Shareholder 2 Director") may be appointed by Shareholder 2 for so long as Shareholder 2 holds at least five million (5,000,000) Class A Common Shares (which number shall be equitably adjusted for any reclassification, stock split (including reverse stock split), subdivision, combination, exchange or readjustment of Class A Common Shares, or any stock dividend or distribution with a record date following the Effective Date);
(c)    one (1) Director (the "Blackstone Investor Director") may be appointed by the Blackstone Investor for so long as the Blackstone Investor holds at least five million (5,000,000) Class A Common Shares (which number shall be equitably adjusted for any reclassification, stock split (including reverse stock split), subdivision, combination, exchange or readjustment of Class A Common Shares, or any stock dividend or distribution with a record date following the Effective Date); and
(d)    one (1) Director (the "Magnitude Investor Director" and, together with the Shareholder 1 Director, the Shareholder 2 Director, and the Blackstone Investor Director, the "Shareholder Directors") may be appointed by the Magnitude Investor for so long as the Magnitude Investor holds at least 7.5 million (7,500,000) Class B Common Shares (which number shall be equitably adjusted for any reclassification, stock split (including reverse stock split), subdivision, combination, exchange or readjustment of Class B Common Shares, or any stock dividend or distribution with a record date following the Effective Date).
40.6    In the event that a Board Shareholder (a "Sold-Down Board Shareholder") ceases to hold the requisite amount of shares described in Bye-law 40.5(a)-(d) to appoint a Shareholder Director with respect to such Board Shareholder (such Shareholder Director, the "Sold-Down Board Shareholder Director"), then such Sold-Down Board Shareholder shall promptly remove its Sold-Down Board Shareholder Director from the Board by written notice to the Company. If a Vacancy Event occurs with respect to a Sold-Down Board Shareholder Director, then such vacancy shall be filled in accordance with Bye-law 45.
40.7    At any general meeting, the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.
41.    TERM OF OFFICE OF DIRECTORS
The Directors shall hold office for a term expiring at the next general meeting or until his or her successor shall be elected, subject however, to prior death, resignation, retirement, disqualification or removal from office in accordance with these Bye-laws.
42.    DEFECTS IN APPOINTMENT OF DIRECTORS
All otherwise bona fide acts done by any meeting or unanimous written resolutions of the Board or of a committee of the Board or by any person acting as a Director will, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director unless the defect relates to that Director being resident or based in the United Kingdom.
43.    ALTERNATE DIRECTORS
43.1    Unless the Members otherwise resolve, any Director, including any Shareholder Director may appoint a person or persons to act as a Director in the alternative to himself or herself by notice deposited with the Secretary. An Alternate Director shall cease to be such in respect of any Shareholder Director if (i) the Shareholder Director deposits a notice in writing to the Secretary that such Alternate Director is no longer entitled to act in the alternative to himself or herself or (ii) the Shareholder Director for whom such Alternate Director was appointed ceases for any reason to be a Shareholder Director.
43.2    At any general meeting, the Members may elect (in accordance with Bye-law 40.8) a person or persons to act as a Director in the alternative to any one or more Directors, other than a Shareholder Director, or may authorise the Board to appoint such Alternate Directors.
43.3    Any person elected or appointed pursuant to this Bye-law shall have all the rights and powers of the Director or Directors for whom such person is elected or appointed in the alternative, and shall have one vote for each Director for whom he acts as alternate (in addition to his or her own vote if he is also a Director) provided that such person shall not be counted more than once in determining whether or not a quorum is present.
43.4    An Alternate Director shall be entitled to receive notice of all Board meetings and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.
43.5    An Alternate Director’s office shall terminate:
(a)    in the case of an alternate elected by the Members:
(i)    on the occurrence in relation to the Alternate Director of any event which, if it occurred in relation to the Director for whom he was elected to act, would result in the termination of that Director; or
(ii)    if the Director for whom he was elected in the alternative ceases for any reason to be a Director, provided that the alternate removed in these circumstances may be re-appointed by the Board as an alternate to the person appointed to fill the vacancy; and
(b)    in the case of an alternate appointed by a Director:
(i)    on the occurrence in relation to the Alternate Director of any event which, if it occurred in relation to his or her appointor, would result in the termination of the appointor’s directorship; or
(ii)    when the Alternate Director’s appointor revokes the appointment by notice to the Company in writing specifying when the appointment is to terminate; or
(iii)    if the Alternate Director’s appointor ceases for any reason to be a Director.

43.6    Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-laws relating to Directors and shall alone be responsible to the Company for his or her acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director.
44.    REMOVAL OF DIRECTORS
44.1    Subject to any provision to the contrary in these Bye-laws including Bye-law 44.2, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director only for Cause, by the affirmative vote of Members holding at least 66 2/3% of the issued and outstanding voting shares entitled to vote for the election of directors; provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention to do so and a summary of the facts justifying the removal and be served on such Director no fewer than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal.
44.2    Except as provided in, and subject to, Bye-law 40.6, each Board Shareholder may remove, with or without Cause, the Shareholder Director previously appointed by such Board Shareholder at any time by written notice to the Company. Except as provided in, and subject to Bye-law 40.6, none of the Company, the Board or any Member of the Company shall be permitted to remove a Shareholder Director without the prior written consent of the Board Shareholder that appointed such Shareholder Director, other than for Cause.
44.3    Except as provided in, and subject to Bye-law 45.2, if a Director is removed from the Board under this Bye-law, the Members may fill the vacancy, in accordance with Bye-law 45, at the meeting at which such Director is removed. In the absence of such election, the Board may fill the vacancy.
45.    VACANCY IN THE OFFICE OF DIRECTOR
45.1    The office of Director shall be vacated if the Director:
(a)    is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;
(b)    is or becomes bankrupt or insolvent;
(c)    is or becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his or her office is vacated, or dies; or
(d)    resigns his or her office by notice to the Company.
45.2    Except as provided in, and subject to, Bye-law 40.6, in the event that a vacancy is created on the Board by reason of the death, disability, removal (in accordance with Bye-law 44), resignation, retirement or otherwise (each, a "Vacancy Event") of any of the Shareholder Directors, the Board Shareholder that appointed such Shareholder Director shall, at any time, be entitled to appoint an individual to replace such Shareholder Director.
45.3    Subject to Bye-law 45.2, the Board shall have the power from time to time and at any time to appoint any natural person as a Director to fill a vacancy on the Board occurring as a result of a

Vacancy Event or an increase in the size of the Board and to appoint an Alternative Director to any Director so appointed.
46.    REMUNERATION OF DIRECTORS
46.1    The remuneration of the Directors (if any) shall be determined by the Board and will be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other reasonable and documented out-of-pocket expenses incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, any meeting of the board of directors of any Subsidiary of the Company or any committee thereof, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.
46.2    A Director may hold any other office under the Company (other than the office of Auditor) in conjunction with his or her office of Director for such period on such terms as to remuneration and otherwise as the Board may determine.
46.3    The Board may award special remuneration and benefits to any Director undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his or her ordinary routine work as a Director. Any fees paid to a Director who is also counsel or attorney to the Company, or otherwise serves it in a professional capacity, will be in addition to his remuneration as a Director.
47.    DIRECTORS TO MANAGE BUSINESS
The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Companies Act or by these Bye-laws, required to be exercised by the Company in general meeting, and the business and affairs of the Company shall be so controlled by the Board.
48.    POWERS OF THE BOARD OF DIRECTORS
48.1    Subject to Bye-law 83, the Board may:
(a)    appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;
(b)    exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;
(c)    appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company and the Board may entrust and confer upon the manager director or chief executive officer such additional powers and duties as the Board deems appropriate for the transaction or conduct of such business;
(d)    appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)    by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period (or for unspecified length of time) and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;
(f)    procure that the Company pays all expenses incurred in promoting and incorporating the Company;
(g)    designate any of its powers (including the power to sub-delegate) to a committee appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board, and provided further that (i) no committee may be appointed nor meeting of a committee may take place where there would be a majority of committee members resident or based in the United Kingdom or Ireland, and (ii) if a member of a committee becomes resident or based in the United Kingdom or Ireland and, immediately after that member becoming so resident or based, a majority of the members or of a class of members would be so resident or based, that member shall be treated as having resigned immediately prior to becoming resident or based. Meetings of a committee shall take place in accordance with the tax operating guidelines applicable to the Company in effect at the time of such meeting;
(h)    delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;
(i)    present any petition and make any application in connection with the liquidation or reorganisation of the Company;
(j)    in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and
(k)    authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company; provided that it is in compliance with the tax guidelines applicable to the Company.
49.    REGISTER OF DIRECTORS AND OFFICERS
The Secretary shall establish and maintain a Register of the Directors and Officers of the Company as required by the Companies Act. The Register of the Directors and Officers shall be open to inspection without charge at the Registered Office of the Company on every Business Day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each Business Day be allowed for inspection. The Register of the Directors and Officers may, after notice has been given in accordance with the Companies Act, be closed for any time or times not exceeding in the whole thirty days in each year.

50.    APPOINTMENT OF OFFICERS
The Board may appoint such officers (who may or may not be Directors) as the Board may determine.
51.    APPOINTMENT OF SECRETARY AND RESIDENT REPRESENTATIVE
The Secretary and Resident Representative (if applicable), shall be appointed by the Board at such remuneration (if any) and upon such terms as it deems fit and any Secretary and Resident Representative (where applicable) so appointed may be removed by the Board.
52.    DUTIES OF OFFICERS
The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.
53.    DUTIES OF THE SECRETARY
The duties of the Secretary shall be those prescribed by the Companies Act together with such other duties as shall from time to time be prescribed by the Board.
54.    REMUNERATION OF OFFICERS
The Officers shall receive such remuneration as the Board may determine.
55.    CONFLICTS OF INTEREST
55.1    Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company.
55.2    A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Companies Act.
55.3    Following a declaration being made pursuant to this Bye-law or the Companies Act, unless required to abstain in accordance with Bye-law 57.3, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting and shall not be liable to account to the Company for any profit realised thereby.
55.4    Subject to the Companies Act and any further disclosure required thereby, a general notice to the Directors by a Director or officer declaring that he is a director or officer of or has an interest in any person and is to be regarded as interested in any transaction or arrangement made with that person shall be sufficient declaration of interest in relation to any transaction or arrangement so made.
56.    INDEMNIFICATION AND EXCULPATION OF DIRECTORS AND OFFICERS
56.1    The Directors, Resident Representative, Secretary and other Officers (such term to include any person appointed to any committee by the Board) acting in relation to any of the affairs of the Company or any subsidiary thereof and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them (whether for the time being or formerly), and their heirs, executors and administrators (each of which an "Indemnified Party"), shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no Indemnified Party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any monies or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any monies of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to any of the indemnified parties.
56.2    Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his or her duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to such Director or Officer.
56.3    The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him or her under the Companies Act in his or her capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him or her by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.
56.4    The Company may advance monies to an Indemnified Party for the costs, charges and expenses incurred by such Indemnified Party in defending any civil or criminal proceedings against him or her, on condition that the Indemnified Party shall repay such portion of the advance attributable to any claim of fraud or dishonesty if such claim is proved against him or her.
56.5    The indemnification and advancement of expenses provided in these Bye-Laws will not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may now or hereafter be entitled under any statute, agreement, vote of Members or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.
56.6    The indemnification and advancement of expenses provided by, or granted pursuant to, this Bye-law 56 will, unless otherwise provided when authorised or ratified, continue as to a Person who has ceased to hold the position for which such Person is entitled to be indemnified or advanced expenses and will inure to the benefit of the heirs, executors, administrators, successors and assigns of such a Person.
56.7    The indemnification and advancement of expenses provided by, or granted pursuant to, this Bye-law 56 will be the primary source of indemnification for each Indemnified Person, regardless of whether such Indemnified Person is entitled to indemnification from any Person affiliated with the Indemnified Person. The Company will not be subrogated to the rights of the Indemnified Person or entitled to seek contribution from any other potential source of indemnification for the indemnified Person.
56.8    No amendment, repeal or termination of any provision of this Bye-Law 56 will alter, to the detriment of any Person, the right of such Person to the indemnification or advancement of expenses related to a claim based on an act or failure to act that took place prior to such amendment, repeal or termination.
57.    BOARD MEETINGS
57.1    The Board may meet, subject to the tax operating guidelines applicable to the Company in effect at the time of such meeting, for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.
57.2    Except as otherwise provided in these Bye-laws or in the Shareholders Agreement, (a) the approval by a vote of a Simple Majority of the Board, or (b) the written consent of all of the Directors then in office shall be required for all actions requiring approval of the Board.
57.3    Notwithstanding Bye-law 57.2, if any Director is conflicted with respect to any action requiring approval of the Board, such Director shall be required to promptly disclose the conflict to the other current Directors serving on the Board. Following such disclosure, the Board may require the conflicted director to abstain from any vote on the conflicted matter, upon approval by a vote of a Simple Majority of the Board (which vote shall exclude the conflicted Director, in which case the conflicted Director shall not be required to be present for the purpose of establishing a quorum with respect to the vote on such matter).
57.4    It is acknowledged and agreed that any vote by the Board, including in connection with the requirements of Bye-law 57.3, with respect to (A) the retention or termination of the Investment Manager, shall constitute a conflicted matter for the Shareholder 1 Director and the Shareholder 2 Director (and shall require the disclosure and vote described in Bye-law 57.3 with respect to each Director), and (B) neither (x) the adoption, modification or termination of any investment policy or guidelines, including the decision to make any investment not in accordance with the then-applicable investment policy, nor (y) any transaction consummated in connection therewith, shall constitute a conflicted matter for the Shareholder 1 Director or the Shareholder 2 Director (and neither shall require the disclosure and vote described in Bye-law 57.3 with respect to either Director).
58.    NOTICE OF BOARD MEETINGS
A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board must be provided at least two (2) Business Days in advance of such meeting unless the Directors unanimously agree to waive notice of such meeting. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except where the Person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not properly called or convened.
59.    ELECTRONIC PARTICIPATION IN MEETINGS
With respect to any meeting of the Board, the Board shall determine whether to make available to each member of the Board the option to attend such meeting by conference telephone, subject to the tax operating guidelines applicable to the Company in effect at the time of such meeting. If the

Board determines to make available to any Director the option to attend a meeting by conference telephone, any member of the Board may attend any such meeting through use of such means.
60.    REPRESENTATION OF A CORPORATE DIRECTOR
60.1    A Director which is a corporation may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Director, and that Director shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.
60.2    Notwithstanding the foregoing, the chairperson of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at Board meetings on behalf of a corporation which is a Director.
61.    QUORUM AT BOARD MEETINGS
Except as otherwise required by the Companies Act or other applicable law, the presence of at least a majority of the entire Board is required for a quorum of the Board.
62.    BOARD TO CONTINUE IN THE EVENT OF VACANCY
The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.
63.    CHAIRPERSON TO PRESIDE
Unless otherwise agreed by a majority of the Directors attending, the Chairperson, if there be one, and if not, the principal executive officer, if there be one, shall act as chairperson at all meetings of the Board at which such person is present. In their absence a chairperson shall be appointed or elected by the Directors present at the meeting.
64.    WRITTEN RESOLUTIONS
A resolution executed by (or in the case of a Director that is a corporation, on behalf of) all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective when the resolution is executed by (or in the case of a Director that is a corporation, on behalf of) the last Director. For the purpose of this Bye-law only, "Director" shall not include an Alternate Director. A copy of the resolution shall be filed with the minutes in accordance with Bye-law 66.
65.    VALIDITY OF PRIOR ACTS
No regulation or alteration to these Bye-laws made by the Company in a general meeting shall invalidate any prior act of the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee which would have been valid if that regulation or alteration had not been made.
66.    MINUTES
66.1    The Board shall cause minutes to be duly entered in books provided for the purpose:
(a)    of all elections and appointments of Officers;
(b)    of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and
(c)    of all resolutions and proceedings of general meetings of the Members, meetings of the Board, and meetings of committees appointed by the Board.
67.    PLACE WHERE CORPORATE RECORDS KEPT
Minutes prepared in accordance with the Companies Act and these Bye-laws shall be kept by the Secretary at the Registered Office.
68.    FORM AND USE OF SEAL
68.1    The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.
68.2    A seal may, but need not, be affixed to any deed, instrument, share certificate or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any person authorised by the Board for that purpose.
68.3    A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.
69.    RECORDS OF ACCOUNT
69.1    The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:
(a)    all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;
(b)    all sales and purchases of goods by the Company; and
(c)    all assets and liabilities of the Company.
69.2    Such records of account shall be kept at the Registered Office, or subject to the Companies Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.
70.    FINANCIAL YEAR END
The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31 December in each year.

71.    ANNUAL AUDIT
Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Companies Act, the accounts of the Company shall be audited at least once in every year.
72.    APPOINTMENT OF AUDITOR
72.1    Subject to the Companies Act and Bye-law 83, the Members shall appoint an auditor to the Company to hold office for such term as the Members deem fit or until a successor is appointed.
72.2    The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.
72.3    No change to the Company's Auditors may be made save in accordance with the Companies Act and until the same has been approved by a unanimous resolution of the Board and by a resolution of the Members.
73.    REMUNERATION OF AUDITOR
73.1    The remuneration of an Auditor appointed by the Members shall be fixed by the Company in general meeting or in such manner as the Members may determine.
73.2    The remuneration of an Auditor appointed by the Board to fill a casual vacancy in accordance with Bye-law 78 shall be fixed by the Board.
74.    DUTIES OF AUDITOR
74.1    The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.
74.2    The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Companies Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.
75.    ACCESS TO RECORDS
The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.
76.    FINANCIAL STATEMENTS
76.1    Subject to the following Bye-law, the financial statements and/or the auditor’s report as required by the Companies Act shall:
(a)    be laid before the Members at the annual general meeting; or
(b)    be received, accepted, adopted, approved or otherwise acknowledged by the Members by written resolution passed in accordance with these Bye-laws; or

(c)    in circumstances where the Company has elected to dispense with the holding of an annual general meeting, be made available to the Members in accordance with the Companies Act in such manner as the Board shall determine.
76.2    If all Members and Directors shall agree, either in writing or at a meeting, that in respect of a particular interval no financial statements and/or auditor’s report thereon need be made available to the Members, and/or that no auditor shall be appointed then there shall be no obligation on the Company to do so.
77.    DISTRIBUTION OF AUDITOR'S REPORT
The report of the Auditor shall be submitted to the Members in a general meeting.
78.    VACANCY IN THE OFFICE OF AUDITOR
The Board may fill any casual vacancy in the office of the Auditor.
79.    WINDING UP
If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.
80.    CHANGES TO BYE-LAWS
No Bye-law may be rescinded, altered or amended and no new Bye-law may be made until the same has been approved by a resolution of the Board and by a resolution of a Simple Majority of the Members.
81.    CHANGES TO MEMORANDUM OF ASSOCIATION
No alteration or amendment to the Memorandum of Association may be made until same has been approved by a resolution of the Board and by a resolution of a Simple Majority of the Members.
82.    DISCONTINUANCE
The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Companies Act.
83.    CERTAIN APPROVALS
83.1    Except as otherwise expressly provided for in the Shareholders Agreement and for so long as the Shareholders Agreement is in effect, the Company shall not, and shall not permit any of its Material

Subsidiaries to, directly or indirectly, take any of the following actions without the approval of a Simple Majority of the Members:
(a)    amend or restate (whether by merger, amalgamation, consolidation or otherwise), or waive, any provision of the Memorandum of Association or the Bye-laws or similar organizational documents of the Company or a Material Subsidiary of the Company in any material respect; or
(b)    agree or otherwise enter into binding commitments to take any actions set forth above (unless subject to the foregoing approval).
83.2    Except as otherwise expressly provided for herein, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, take any of the following actions without the approval of a Qualified Majority of the Board:
(a)    dissolve, voluntarily liquidate or wind-up the Company;
(b)    adopt, materially modify or terminate any investment policy, or make any investment not in accordance with any applicable investment policy; provided, however, that the Company may, and may permit any of its Subsidiaries to, immaterially modify such investment policy; provided, further, that, for purposes of this Bye-law 83.2, the retention or termination of the Investment Manager or any successor investment manager or any investment advisor shall be deemed a "material" modification of such investment policy;
(c)    enter into or consummate any transaction or series of transactions involving any merger, amalgamation, consolidation, exchange, scheme of arrangement, recapitalization or similar business combination transaction other than any merger or consolidation solely between or among any two or more wholly owned Subsidiaries of the Company that are not Material Subsidiaries;
(d)    enter into or consummate any transaction or series of transactions involving any sale, pledge, transfer or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries;
(e)    change the number of directors which the Board shall consist of (which number of directors shall be not less than the minimum nor more than the maximum number of directors specified in Bye-law 39); or
(f)    agree or otherwise enter into binding commitments to take any actions set forth above.
83.3    Except as otherwise expressly provided for herein or as otherwise provided for in any charter of any committee of the Board which has been approved by the Board, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, take any of the following actions without the approval of a Simple Majority of the Board:
(a)    except as otherwise provided for in the Registration Rights Agreement, initiate any registered public offering of Company Shares or shares of any Subsidiary;
(b)    redeem or repurchase, or cancel, any Company Securities or any Subsidiary Securities;
(c)    recapitalize or reclassify any of the Company Securities, including any stock split, stock dividend, or reverse stock split, or any similar change in capitalization;

(d)    enter into or consummate any transaction or series of transactions involving (A) the sale, pledge, transfer or other disposition by the Company or any of its Subsidiaries (except those made to manage the investment portfolio of the Company or the applicable Subsidiary in accordance with the applicable investment policy) of assets having a fair market value that equals or exceeds $5,000,000 individually or $10,000,000 in the aggregate in any 12-month period or (B) the purchase, lease, license or other acquisition by the Company or any of its Subsidiaries of any equity interests, business, assets or operations of any other Person for consideration, including liabilities or obligations assumed in connection therewith, that equals or exceeds $5,000,000 individually or $10,000,000 in the aggregate in any 12-month period;
(e)    enter into any joint venture or similar strategic relationship;
(f)    enter into any bankruptcy or similar proceedings, including assigning any of the assets of the Company or any of its Subsidiaries for the benefit of a creditor;
(g)    (A) adopt or amend any annual business plan (including any new or discontinued lines of business) or annual budget, (B) deviate in any material respect from any annual business plan approved in accordance with this Bye-law 83.3(g) except to the extent such deviation arises from the exercise of discretion granted to the Company or such Subsidiary, as applicable, under the Company Policies or (C) in any period subject to an annual budget approved in accordance with this Bye-law 83.3(g), (1) incur general and administrative expenses or capital expenditures in such period in excess of 110% of the aggregate amount allocated to general and administrative expenses and capital expenditures, respectively, in such annual budget or (2) incur compensation expenses in excess of 110% of the aggregate amount allocated to compensation expenses in such annual budget;
(h)    appoint or remove any independent auditor of, or any third party actuary who regularly provides an independent review of the reserves of, the Company or any Material Subsidiary;
(i)    form any Material Subsidiary for any purpose whatsoever or cause or permit any Subsidiary of the Company to form a Material Subsidiary;
(j)    cause or permit any Subsidiary of the Company the formation or acquisition of which has not been approved by a Simple Majority of the Board to conduct any operations, obtain any assets, including in connection with the initial capitalization of such Subsidiary, or incur any liabilities or obligations of any nature other than, respectively, administrative operations or immaterial assets, liabilities or obligations, in each case that are incident to and necessary for the formation of such Subsidiary;
(k)    incur or guarantee any indebtedness (including subjecting any assets to secured liens, unsecured credit or credit lines, credit support or guarantees and other contingent obligations, but excluding indebtedness incurred pursuant to debt facilities approved by a Simple Majority of the Board) over any 12-month period in an aggregate amount in excess of three percent (3%) of the average of the consolidated shareholders equity of the Company and its Subsidiaries, calculated in accordance with GAAP and consistent with past practice of the Company, for the four quarters ended immediately prior to such transaction;
(l)    declare, pay or make any dividends or distributions, or set aside funds in order to declare, pay or make any dividends or distributions, other than dividends or distributions by Subsidiaries of the Company to the Company or other Subsidiaries of the Company;

(m)    commence, settle or compromise any Action or threatened Action that would reasonably be expected to (A) involve payments in excess of one percent (1%) of the consolidated shareholders equity of the Company and its Subsidiaries, calculated in accordance with GAAP and consistent with past practice of the Company as of the quarter end immediately prior to such action, for an individual proceeding, or five percent (5%) of the consolidated shareholders equity of the Company and its Subsidiaries, calculated in accordance with GAAP and consistent with past practice of the Company as of the quarter end immediately prior to such action, in the aggregate, (B) result in any injunction or other remedy affecting the business, operations, finances or management of the Company or any of its Subsidiaries or (C) otherwise be material to the Company or any of its Subsidiaries;
(n)    settle or fail to contest any governmental or regulatory investigation, complaint or other Action;
(o)    assign or license-out any intellectual property rights;
(p)    adopt, modify or terminate any of such policies, practices and procedures as a Simple Majority of the Board may from time to time designate (such designated policies, practices and procedures, collectively, the "Company Policies"), which Company Policies shall initially consist of all risk tolerance, credit risk, reserving, regulatory, underwriting and rating agency policies and all material tax and accounting policies, including any tax operating guidelines; or
(q)    agree or otherwise enter into binding commitments to take any actions set forth above.
84.    CERTAIN INFORMATION REPORTING REQUIREMENTS
84.1    Each Member agrees to use commercially reasonable efforts to execute properly and to provide to the Company, subject to reasonable confidentiality provisions, in a timely manner any documentation or other information regarding such Member that the Company or its agents may reasonably request in writing from time to time in connection with the Company's and its Affiliates' obligations under, and compliance with, applicable laws and regulations and the Voting Cutback Provisions, including without limitation, applicable tax and securities laws of the United States or any other relevant jurisdiction. Each Member waives any provision under the laws and regulations of any U.S. or non-U.S. jurisdiction that would, absent a waiver, prevent or inhibit the Company's compliance with applicable law and the Voting Cutback Provisions as described in these Bye-laws, including by preventing either (i) the Member from providing any requested information or documentation, or (ii) the disclosure, subject to reasonable confidentiality provisions, by the Company and its agents of the provided information or documentation to applicable regulatory authorities or as the Company determines is necessary to apply the Voting Cutback Provisions. In particular, but without limitation, each Member agrees to (i) provide any documentation or other information regarding itself and its beneficial owners reasonably requested by Hamilton Group or its agents in connection with the disqualification provisions under Rule 506(d) of Regulation D under the Securities Act, which may prohibit the Company from relying on the Rule 506 offering exemption if one or more of its significant equity holders has had a disqualifying event as described in Rule 506(d); and (ii) use commercially reasonable efforts to provide any documentation or other information regarding itself and its beneficial owners requested by Hamilton Group or its agents in connection with (A) the Foreign Account Tax Compliance Act provisions enacted under the Hiring Incentives to Restore Employment Act ("FATCA"), and any guidance, or U.S. Treasury Regulations relating thereto and published from time to time as well as any legislation, rules or practices adopted pursuant to any applicable intergovernmental agreement entered into in connection with the implementation of

FATCA and (B) determinations, subject to reasonable confidentiality provisions, as to the ownership (direct, indirect, or constructive within the meaning of Section 958 of the Code) of Common Shares by such Member or by any person to which Common Shares may be attributed (indirectly or constructively within the meaning of Section 958 of the Code) as a result of the ownership (direct, indirect, or constructive within the meaning of Section 958 of the Code) of Common Shares by such Member, including the information requested in the sample long form questionnaires attached as Exhibit A hereto.
84.2    Notwithstanding anything to the contrary herein (or in the Memorandum of Association, the Shareholders Agreement or any other agreement between the Members and the Company):
(a)    to the extent the Company reasonably needs the following information with respect to a Class A Shareholder, the parties will use commercially reasonable efforts to agree to a method of providing such information to the Company while addressing any confidentiality concerns of such Class A Shareholder. Such methods may include:
(i)    for purposes of determining "related person insurance income" under Section 953(c) of the Code, having the Company provide a list of insured parties to a Class A Shareholder and have such Member use commercially reasonable efforts to determine, based on the information it has available, whether such insured party is a "U.S. shareholder" of the Company or a "related person" (within the meaning of section 953(c) of the Code) of a U.S. shareholder that invests directly or indirectly in the Company through such Member;
(ii)    for purposes of determining the ownership (within the meaning of Section 958 of the Code) of Common Shares by Members (or other Persons), providing information relating to direct and indirect investors in the Class A Shareholder that are "U.S. persons" (as defined under Section 7701(a)(30) of the Code) to a third party accounting or law firm that is acceptable to the parties, provided that such third party accounting or law firm (x) shall only provide to the Company the conclusions that are necessary to implement the Voting Cut Back Provisions (and no identifying information of the direct and indirect investors in the Class A Shareholder), and (y) shall enter into a confidentiality agreement with the Class A Shareholder that is acceptable to such Class A Shareholder; and
(iii)    the methods described in this Bye-law 84.2(a) may apply with respect to a Class B Member only as determined by the Company in its sole discretion.
(b)    no Member will be liable to any other Member (or any Affiliate thereof) or the Company (or any Affiliate thereof), except as provided in the Bye-laws in respect of information requested pursuant to clause (ii)(A) of the final sentence of Bye-law 84.1, for any losses or damages resulting from such Member's failure to respond to, or submission of incomplete, inaccurate or invalid information in response to (A) a request by the Company under this Bye-law 83 or (B) any other request for information, the provision (or verification of the accuracy) of which was not within the control of such Member.
(c)    Notwithstanding anything to the contrary herein (including Bye-law 84.2(b), or in the Memorandum of Association, the Shareholders Agreement or any other agreement between the parties), under no circumstance shall Shareholder 1, Shareholder 2 or the Blackstone Investor be required to provide any information (i) not in its possession and that cannot be obtained without incurring significant expense or (ii) that discloses the identity of such

Member’s beneficial owners or the identity of such Member’s portfolio investments, and under no circumstance shall such Member be required to indemnify or hold harmless any person from or against any loss, liability, cost or expense (including attorney’s fees and expenses, taxes and penalties) arising as a result, directly or indirectly, from any failure to provide any such information.

Exhibit A
Hamilton Insurance Group, Ltd.
Shareholder Questionnaire (long form)
Provided: [_], 20[_]
Requested Return Date: [_], 20[_]
In accordance with the provisions of Section 84 of the Bye-Laws of Hamilton Insurance Group, Ltd. (the “Company”), in order to update the shareholder ownership analysis for purposes of “controlled foreign corporation” (“CFC”), “passive foreign income company” (“PFIC”), “related person insurance income” (“RPII”), and US-foreign country treaty eligibility analyses of the Company, and in accordance with Section 5 of the Bye-Laws of the Company, in order to determine the allocation of the voting power of the Company among the shareholders holding stock entitled to vote, the Company requests that you answer the questions set forth in this Investor Questionnaire. The Company acknowledges the confidential nature of the requested information and as required by Section 5.2 of the Shareholders Agreement of the Company, the Company shall take appropriate measures to protect the confidentiality of the information provided to the Company by you in response to this Investor Questionnaire.
For the purposes of this Investor Questionnaire “you” shall mean each investing individual or entity.
In each case where a question asks about your ownership or another person’s ownership in any entity, please provide your or the other person’s ownership percentage (in terms of both voting power and value).
Contact Persons:
For tax-related matters:     [Name] ([email], [phone])
[Name] ([email], [phone])
Other:    [Name] ([email], [phone])
[Name] ([email], [phone])
[Name] ([email], [phone])
Please return the completed Investor Questionnaire by no later than [_], [_], 20[_] to [Name] ([email]).
1

Questionnaire for Hamilton Insurance Group, Ltd. Investors Treated as
Partnerships for U.S. Federal Income Tax Purposes
1.    Please confirm that you are treated as a partnership for U.S. federal income tax purposes. (For the purposes of each of the questions in this questionnaire, “partnership” means an entity or arrangement treated as a partnership and “partner” means a person treated and regarded as a partner in the partnership, in each case for U.S. federal income tax purposes.)
2.    Please indicate whether you are considered to be domestic or foreign for U.S. federal income tax purposes and provide your full legal name.
3.    Please list each of your partners and his, her or its percentage ownership interest in the partnership.
4.    Please list the names of any persons having an option or a right as of the date hereof to acquire an interest in the partnership and the percentage interests subject to such option or right.
5.    Please list (A) (i) each partnership in which you own a partnership interest, (ii) each corporation with respect to which you own 10 percent or more of the stock, and (iii) each trust with respect to which you are a beneficiary or owner, and (B) your percentage ownership interest therein. For purposes of this questionnaire, “corporation” means an entity treated as a corporation for U.S. federal income tax purposes, and “own” and “ownership” refers to direct, indirect or constructive ownership within the meaning of Section 958 of the Internal Revenue Code of 1986, as amended.
6.    On a separate page, to the extent applicable please identify each investor listed in Schedule I attached hereto that is a partner in your partnership and each entity listed in Schedule I attached hereto in which you own an interest.
2

Questionnaire for Hamilton Insurance Group, Ltd. Investors Treated as
Corporations for U.S. Federal Income Tax Purposes
1.    Please confirm that you are treated as a corporation for U.S. federal income tax purposes. Have you elected to be treated as a Subchapter S corporation for U.S. federal income tax purposes? For the purposes of each of the questions in this questionnaire, “partnership” means an entity or arrangement treated as a partnership, “partner” means a person treated as a partner in the partnership, “corporation” means an entity treated as a corporation, and “shareholder” means a person treated and regarded as a shareholder of the corporation, in each case for U.S. federal income tax purposes.
2.    Please indicate whether you are considered to be domestic or foreign for U.S. federal income tax purposes and provide your full legal name.
3.    Please list each of your shareholders and his, her or its percentage ownership interest in the corporation. Please list any person having any option, warrant or other right to acquire your stock from you and the percentage ownership interest subject to such option, warrant or other right (without giving effect to the exercise of any unexercised options, warrants or other rights held by any other person). If you are publicly traded, you may identify only those shareholders having a 5% or greater interest in the corporation.
4.    Please list (A) (i) each partnership in which you own a partnership interest, (ii) each corporation with respect to which you own 10 percent or more of the stock, and (iii) each trust with respect to which you are a beneficiary or owner, and (B) your percentage ownership interest therein. For purposes of this questionnaire, “own” and “ownership” refers to direct, indirect or constructive ownership within the meaning of Section 958 of the Internal Revenue Code of 1986, as amended.
5.    On a separate page, to the extent applicable please identify each investor listed in Schedule I that is a shareholder of your corporation and each entity listed in Schedule I in which you own an interest.

Questionnaire for Hamilton Insurance Group, Ltd. Investors Treated as
Individuals for U.S. Federal Income Tax Purposes
1.    For U.S. federal income tax purposes, are you a U.S. citizen or resident or a nonresident alien?
2.    Do any of your family members own any interest in the Company (including, shares of stock or warrants to acquire shares of stock)? For the purposes of each of the questions in this questionnaire, “family members” means your spouse, children, grandchildren and parents. If yes, please state the nature of the family relationship and how much stock or other interest each family member owns.
3.    Please list (A) (i) each partnership in which you own a partnership interest, (ii) each corporation with respect to which you own 10 percent or more of the stock, and (iii) each trust with respect to which you are a beneficiary or owner, and (B) your percentage ownership interest therein. For the purposes of each of the questions in this questionnaire, “partnership” means an entity or arrangement treated as a partnership, “partner” means a person treated as a partner in the partnership, and “corporation” means an entity treated as a corporation, in each case for U.S. federal income tax purposes. For purposes of this Question 3 and Question 4, “own” and “ownership” refers to direct, indirect or constructive ownership within the meaning of Section 958 of the Internal Revenue Code of 1986, as amended.
4.    On a separate page, to the extent applicable please identify any entity listed in Schedule I attached hereto in which you own an interest.
5.     On a separate page, to the extent applicable please identify any entity listed in Schedule I attached hereto in which a family member owns an interest.
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HAMILTON INSURANCE GROUP, LTD.
Questionnaire for Hamilton Insurance Group, Ltd. Investors Treated as
Trusts for U.S. Federal Income Tax Purposes
1.    Please confirm that you are treated as a trust for U.S. federal income tax purposes.
2.    Please indicate whether you are considered to be domestic or foreign for U.S. federal income tax purposes and provide your full legal name.
3.    Please list each of your beneficiaries or owners (as determined for U.S. federal income tax purposes) and his, her or its percentage ownership interest in the trust.
4.    Please list the names of any persons having an option or a right as of the date hereof to acquire an interest in the trust and the percentage interests subject to such option or right.
5.    Please list (A) (i) each partnership in which you own a partnership interest, (ii) each corporation with respect to which you own 10 percent or more of the stock, and (iii) each trust with respect to which you are a beneficiary or owner, and (B) your percentage ownership interest therein. For the purposes of each of the questions in this questionnaire, “partnership” means an entity or arrangement treated as a partnership, “partner” means a person treated as a partner in the partnership, and “corporation” means an entity treated as a corporation, in each case for U.S. federal income tax purposes, and “own” and “ownership” refers to direct, indirect or constructive ownership within the meaning of Section 958 of the Internal Revenue Code of 1986, as amended.
6.    On a separate page, to the extent applicable please identify each investor listed in Schedule I attached hereto that is a beneficiary or owner in your trust and each entity listed in Schedule I attached hereto in which you own an interest.
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